THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 1590 SOUTH CONGRESS WEST PALM BEACH FL 33406.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $55,000 Issue Date: September 14, 2020

Purchase Price: $50,000

Original Issue Discount: $5,000

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ETHEMA HEALTH CORPORATION, a Colorado corporation, and ADDICTION RECOVERY INSTITUTE OF AMERICA, LLC F/K/A SEASTONE DELRAY HEALTHCARE, LLC, a Florida limited liability company, and SHAWN E LEON, an individual (collectively, the “Borrower”), hereby promises to pay to the order of Ed Blasiak, or registered assigns (the “Holder”) the principal sum of $55,000 (the “Principal Amount”), together with interest on the unpaid Principal Amount at the rate of six and one-half percent (6.5%) per annum (the “Stated Rate”), on the dates set forth below or upon acceleration or otherwise, as set forth herein (the “Note”). The consideration to the Borrower for this Note is $50,000 (the “Consideration”). The Holder shall pay the Consideration within a reasonable amount of time after the full execution of the Note and all transactional documents related to this Note. Upon payment of the Consideration, the outstanding principal amount under this Note shall initially consist of the Consideration plus the OID (as defined below). The maturity date shall be twelve (12) months (the “Term”) from the Issue Date (the “Maturity Date”). The principal sum, as well as any accrued and unpaid interest and other fees shall be due and payable in accordance with the payment terms set forth in Article I herein. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of twenty four percent (24%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Consideration is paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into the Borrower’s common stock (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note carries an original issue discount of $5,000 (the “OID”), to cover the Holder’s legal fees, accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be $50,000.00, computed as follows: The Principal Amount minus the OID. The OID shall be added to the Principal Amount on a pro rata basis of the Purchase Price paid.

It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all expenses incurred by the Holder relating to the conversion of this Note into shares of Common Stock. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid by the Holder.

This Note shall be a senior secured obligation of the Borrower, with priority over all future Indebtedness (as defined below) of the Borrower as provided for herein. The obligations of the Borrower under this Note are secured pursuant to the terms of the following agreement of even date herewith: the security and pledge agreement (the “Security and Pledge Agreement”) by and among the Borrower, and certain subsidiaries and affiliates of the Borrower, and the Holder, and such security interest includes but is not limited to all of the assets of the Borrower and such subsidiaries and affiliates. In addition, Shawn E Leon agrees to personally guaranty and pledge his assets to secure this Note.

This Note is issued by the Borrower to the Holder pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of the Issue Date but which may be executed following the closing of the Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. As used herein, the term “Trading Day” means any day that shares of Common Stock are listed for trading or quotation on the OTCQB (as defined in the Purchase Agreement).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following additional terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1	Monthly Payments.

(a)    Beginning on October 1, 2020, (the “Initial Monthly Payment Date”) and on the same day of each and every calendar month thereafter throughout the Term of this Note (the “Monthly Payment Dates”), Borrower shall make monthly payments under this Note to the Holder in the amounts provided in this Article I (each, a “Monthly Payment Amount”).

(b)    The Monthly Payment Amount for the payment due on each Monthly Payment Date through and including the final Monthly Payment Date during the Term, is equal to the then accrued but unpaid interest on the unpaid principal balance of this Note.

1.2               Payment of Principal Amount. The principal sum of the Consideration, the OID, as well as any accrued and unpaid interest and other fees pursuant to this, shall be due and payable on the Maturity Date.

1.3               Payments from Future Funding Sources. The Borrower shall pay to the Holder on an accelerated basis, at the Holder’s discretion, any outstanding principal amount of the Note, along with accrued, but unpaid interest, from:

(a)    Future Financing Proceeds – one hundred percent (100%) of the gross cash proceeds of any future financing of the Borrower, whether debt or equity (“Future Financing Proceeds”), in excess of one hundred thousand dollars ($100,000) in the aggregate, provided however, that in addition to any other terms pursuant to this Note, requiring notice to Holder and/or prior authorization from Holder, Borrower shall be required to provide notice to, and obtain approval from, the Holder, prior to entering into any agreement that would generate any amount of Future Financing Proceeds that are not being used to repay the Holder; and

(b)    Other Future Receipts – all net proceeds from any sale of assets of the Borrower or any of its subsidiaries or receipt by Borrower or any of its subsidiaries of any tax credits.

1.4               Remaining payments. Any and all remaining unpaid principal of and interest on this Note shall be due and payable in full on the Maturity Date.

1.5               Prepayment. Unless an Event of Default shall occur, Borrower shall have the right to prepay the Note a follows: (i) at any time within six (6) months from the Issuance Date by making a payment to Lender equal to 115% of all amounts due under the Note, including the outstanding Principal Amount, plus any accrued and unpaid interest, plus all unpaid interest through the remainder of the Term; and (ii) at any time after six (6) months from the Issuance Date but prior to the Maturity Date by making a payment to Lender equal to 130% of all amounts due under the Note, including the outstanding Principal Amount, plus any accrued and unpaid interest, plus all unpaid interest through the remainder of the Term.

ARTICLE II. CONVERSION RIGHTS

2.1              Conversion Right.

(a)                The Holder shall have the right at any time after six (6) months from the Issue Date, at the Holder’s option, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with the Holder who has purchased a portion of the Note from the Holder) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) the Holder’s expenses relating to a Conversion, which expenses shall be set at $2,000 for the Holder’s initial conversion of the Note and for each of any subsequent conversions, the lesser of $1,000 or 25% of the actual conversion cost incurred by Holder, plus (5) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 2.3 and 2.4(g) hereof.

(b)                Notwithstanding the preceding paragraph, the Borrower shall have the right to buy the shares issued pursuant to a Conversion (“Conversion Buy Out”) by providing notice to Holder of such desire (the “Conversion Buy Out Notice”), and by making a cash payment to the Holder within 1 day of receiving the Conversion Notice (the “Original Conversion Notice”), equal to the total value of the shares that Holder would have received pursuant to the Conversion. If the Borrower sends the Holder a Conversion Buy Out Notice, but fails to make the required payment within 1 day of receiving the Original Conversion Notice, then (i) Borrower shall be barred from exercising the Conversion Buy Out on future Conversions and (ii) in the event that the stock price has declined, then an amount equal to the difference between the stock price at the time of the Original Conversion Notice and the lower current stock price multiplied by the number of shares issued pursuant to the conversion shall be deducted from the conversion amount.

2.2              Conversion Price.

(a)       Calculation of Conversion Price. The Conversion Price shall be, at the option of the Holder, (i) $0.001 (the “Fixed Conversion Price”) (subject to adjustment as further described herein) or (ii) 80% (the “Conversion Price Discount”) multiplied by the price per share paid by the investors in a subsequent Equity Financing (as defined herein) of the Borrower, provided, however, that after 6 months, the Conversion Price shall be equal to the lowest of: (1) the Fixed Conversion Price, (2) 60% multiplied by the lowest trade price of the Common Stock during the twenty one (21) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a Notice of Conversion, and (3) a discount to market based on subsequent financings with other investors. For the avoidance of doubt, an “Equity Financing” shall mean the Borrower’s sale of its Common Stock or any securities conferring the right to purchase the Borrower’s Common Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Borrower’s Common Stock.

(b)      Fixed Conversion Price Adjustments.

(1)       Stock Dividends and Stock Splits. If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Borrower, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

(2)       Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Borrower effects any merger or consolidation of the Borrower with or into another person, (ii) the Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Borrower or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

(3)        Anti-dilution Adjustment. If at any time while this Note is outstanding, the Borrower sells or grants (or has sold or granted, as the case may be) any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or has sold or issued, as the case may be, or announces any sale, grant, or any option to purchase, or other disposition), any Common Stock or other securities convertible into, exercisable for, or that would otherwise entitle the holder the right to acquire shares of Common Stock at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance, and the Base Conversion Price shall then be adjusted to equal the lowest of such issuance price), then the Fixed Conversion Price shall be reduced to a price equal the Base Conversion Price as it may be adjusted as provided for above. Such adjustment shall be made whenever such Common Stock or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(4) in respect of an Exempt Issuance. For purposes of this Section 2.2(b)(4) an “Exempt Issuance” means an issuance of shares (i) reserved as employee shares described under the Borrower’s option pool now or created in the future, (ii) shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Borrower’s Board of Directors (the “Board”), provided, however, that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Borrower and shall provide to the Borrower additional benefits in addition to the investment of funds, but shall not include a transaction in which the Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iii) shares issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board; or (iv) shares with respect to which the Holder waives its anti-dilution rights granted hereby. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.2(b)(4) shall be calculated as if all such securities were issued at the initial closing.

(4)       Notice to the Holder. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 2.2(b), the Borrower shall within two (2) business days deliver to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

2.3              Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note and exercise of the Warrants. The Borrower is required at all times to have authorized and reserved seven (7) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by the Borrower) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B to issue certificates for the Common Stock issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 4.2 of the Note.

2.4              Method of Conversion.

(a)       Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time on or after the Maturity Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of the Borrower.

(b)      Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)       Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)      Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e)       Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f)        Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)      Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 2.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder, and as such, the Borrower will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

2.5              Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.2 of the Note.

2.6              Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 2.3) for the Borrower’s failure to convert this Note.

2.7              Notice to Borrower. Holder shall endeavor in good faith to provide notice to Borrower of each Conversion as well as any communications to the Transfer Agent pursuant to paragraph 2.3 above. Such notice shall be provided via email and is not subject to the requirements of paraph 5.2 below. The absence of any notice as described in this paragraph 2.7, shall not in any way delay or invalidate a Conversion nor delay or invalidate any instruction to the Transfer Agent pursuant to paragraph 2.3 above.

ARTICLE III. RANKING, CERTAIN COVENANTS AND POST CLOSING OBLIGATIONS

3.1            Intentionally Omitted.

3.2       Intentionally Omitted.

3.3       Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions that comply with Section 3.7 below.

3.4       Restrictions on Variable Rate Transactions. So long as the Borrower shall have any obligation under this Note and unless approved by the Holder, the Borrower and each subsidiary shall not enter into an agreement to effect any sale of securities involving, or convert any securities previously issued under, a Variable Rate Transaction. The term “Variable Rate Transaction” means a transaction in which the Borrower or any subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Borrower or the subsidiary, as the case may be, or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provisions, or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby the Borrower or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).  The Holder shall be entitled to obtain injunctive relief against the Borrower and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

3.5            Restrictions on Certain Transactions. So long as the Borrower shall have any obligation under this Note and unless approved in writing by the Holder (which such approval not to be unreasonably withheld), the Borrower shall not directly or indirectly: (a) change the nature of its business; (b) sell, divest, change the structure of any material assets of the Borrower or any subsidiary other than in the ordinary course of business; (c) accept Merchant-Cash-Advances in which it sells future receivables at a discount, any other factoring transactions, or similar financing instruments or financing transactions; or (d) Enter into a borrowing arrangement where the Company pays an effective APR greater than 15%

3.6            Sale of Assets; Issuance of Equity or Debt. Should Borrower sell any assets, issue any equity or debt, Borrower shall use 100% of the proceeds of any such sale to repay the Note, provided however that with regards to the issuance of securities of the Borrower, this obligation shall be limited pursuant to Section 1.3(a) hereinabove,.

3.7            Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares; except for the repurchase of shares at a nominal price in connection with rights under an agreement with an employee or consultant of the Borrower whose shares have been forfeited as a result of such employee or consultant’s ceasing to provide services to the Borrower.

3.8            Use of Proceeds. Acquisition of a drug rehab facility

3.9            Ranking and Security. Except as listed in Schedule 3.9 attached hereto, the obligations of the Borrower under this Note shall rank senior with respect to any and all Indebtedness incurred as of or following the Issue Date. The obligations of the Borrower under this Note are secured pursuant to the Security and Pledge Agreement. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder. As used herein, the term “Indebtedness” means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

3.10        Intentionally Omitted

3.11        Intentionally Omitted

3.12        Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security, or amendment to a security that was originally issued before the Issue Date, with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder in this Note, then (i) the Borrower shall notify the Holder of such additional or more favorable term within three (3) business days of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Holder’s option, shall become a part of the transaction documents with the Holder (regardless of whether the Borrower complied with the notification provision of this Section 3.12). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. If Holder elects to have the term become a part of the transaction documents with the Holder, then the Borrower shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Holder (the “Acknowledgment”) within three (3) business days of Borrower’s receipt of request from Holder (the “Adjustment Deadline”), provided that Borrower’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.

ARTICLE IV. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur:

4.1       Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

4.2                 Failure to Reserve Shares. The Borrower fails to reserve a sufficient amount of shares of common stock as required under the terms of this Note (including Section 2.3 of this Note) fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within five (5) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note, and such choice of payment method is at the discretion of the Borrower.

4.3                 Breach of Covenants. The Borrower, or the relevant related party, as the case may be, breaches any material covenant, post-closing obligation or other material term or condition contained in this Note, or in the related Purchase Agreement, Security and Pledge Agreement, Affidavit of Confession of Judgment, Transfer Agent Letter, Term Sheet or any other collateral or non-collateral documents (together, the “Transaction Documents”) and such breach continues for a period of ten (10) days.

4.4                 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note and the other Transaction Documents.

4.5                 Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.6                 Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $25,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder.

4.7                 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower. With respect to any such proceedings that are involuntary, Borrower shall have a forty five (45) day cure period in which to have such involuntary proceedings dismissed.

4.8                 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

4.9                 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.10             Maintenance of Assets. The failure by Borrower to maintain any intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), to the extent that such failure would result in a material adverse condition or material adverse change in or affecting the business operations, properties, condition (financial or otherwise) or prospects of the Borrower or any of its subsidiaries (a “Material Adverse Effect”).

4.11             Financial Statement Restatement. The Borrower restates any financial statements filed by the Borrower with the Securities and Exchange Commission (the “SEC”) for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

4.12             Failure to Execute Transaction Documents or Complete the Transaction. The failure of the Borrower to execute any of the Transaction Documents or to complete the transaction for the full Principal Amount of the Note, as contemplated by the Purchase Agreement. The Borrower acknowledges that there are additional documents that need to be executed and agrees to execute these post-closing at the request of the Holder.

4.13             Replacement of Transfer Agent. In the event that the Borrower appoints a transfer agent and thereafter replaces its transfer agent, and the Borrower fails to provide prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

4.14             Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal.

4.15             Delisting of Common Stock. If at any time on or after the date in which the Borrower’s Common Stock is listed or quoted on the OTC Pink or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT, the Borrower shall fail to maintain the listing or quotation of the Common Stock on the OTC Pink or an U.S. equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

4.16             Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act. Notwithstanding the foregoing, the Company shall have a grace period of two (2) weeks from the Effective date, during which time the failure to comply with this Section 4.6 shall not be deemed an Event of Default.

4.17             DTC “Chill.” The DTC places a “chill” (i.e. a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower’s securities.

4.18             DWAC Eligibility. In addition to the Event of Default in Section 3.16, the Common Stock is otherwise not eligible for trading through the DTC’s Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs.

4.19             Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, with the exception of the Series N Noteholders, who are currently in default, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all promissory notes, currently issued, or hereafter issued, by the Borrower, to the Holder or any other 3rd party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, that results in a Material Adverse Effect shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

4.20             Variable Rate Transactions. Without the prior approval of the Holder, the Borrower (i) enters into a Variable Rate Transaction (as defined below) (ii) issues shares of Common Stock (or convertible securities or purchase rights) pursuant to an equity line of credit of the Borrower or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future) or (iii) adjusts downward the “floor price” at which shares of Common Stock (or convertible securities or purchase rights) may be issued under an equity line of credit or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future).

4.21             Other Prohibited Transactions. Borrower enters into certain transactions prohibited in sections 3.5, 3.6, and 3.7.

4.22             Remedies Upon Default.

(a)                   Upon the occurrence of any Event of Default specified in this Article IV, (provided however, that with regard to the Events of Default in Sections 4.1, 4.2, 4.3, 4.5, 4.10, 4.12, 4.15, 4.16, 4.17, 4.18, 4.19, such event shall be deemed to occur only if such default remains uncured after five (5) days,) (i) interest shall accrue at the Default Interest rate; (ii) this Note shall become immediately due and payable, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower, and the Borrower shall pay to the Holder, an amount (the “Default Amount”) equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment, together with all costs, including, without limitation, legal fees and expenses, of collection; (iii) the Borrower shall promptly assign all Borrower receivables to the Holder; (iv) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth in the Related Documents. Upon an Event of Default, in addition to other remedies set forth herein, a liquidated damages charge equal to 25% of the outstanding Principal Amount will be assessed and will become immediately due and payable to the Holder, either in form of a cash payment or as an addition to the balance due under the Note. From and during the continuance of an Event of Default interest shall accrue hereunder at a rate equal to the lesser of 24% and the maximum legal rate.

(b) Intentionally Removed

ARTICLE V. MISCELLANEOUS

5.1              Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2              Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

ETHEMA HEALTH CORPORATION

1590 South Congress

Palm Springs, FL 33403

Attn: Shawn E. Leon, CEO

e-mail: shawn@ethemahealth.com

with a copy to:

Shawn Leon

46 Fairway Heights Drive

Thornhill, Ontario L3T3A9

If to the Holder:

__________________________

__________________________

__________________________

__________________________

__________________________

__________________________

5.3              Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4              Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).

5.5              Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

5.6       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Rockland County, New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.6              Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

5.7              Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.8              Optional Redemption. Notwithstanding anything to the contrary contained in this Note, the Borrower may redeem any amount outstanding under this Note, prior to the Maturity Date, by making a payment to the Holder of an amount in cash equal to (i) 115% of the outstanding principal amount being redeemed under the Note, plus all unpaid interest thereon, if the redemption is effected prior to the 181st day following the Issue Date, and (ii) 130% of the outstanding principal amount being redeemed under the Note, plus all unpaid interest thereon, if the redemption is effected prior to Maturity Date but following the 180th day following the Issue Date.

5.9              Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note.  Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under New York law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under New York law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by New York law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

5.10          Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

5.11          Intentionally Omitted.

[signature page to follow]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this September 14, 2020.

ETHEMA HEALTH CORPORATION

By: _______________

Name: Shawn E. Leon

Title: Chief Executive Officer

ADDICTION RECOVERY INSTITUTE OF AMERICA, LLC F/K/A SEASTONE DELRAY HEALTHCARE, LLC

By: __________________

Name: Shawn E. Leon

Title: Chief Executive Officer

SHAWN E. LEON, an individual

___________________________

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of ETHEMA HEALTH CORPORATION, a Colorado corporation (the “Borrower”) according to the conditions of the senior secured convertible note of the Borrower dated as of June ___, 2020 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

__________________________________________

__________________________________________

e-mail: ___________________

Date of Conversion:

Applicable Conversion Price: $ Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Note: Amount of Principal Balance Due remaining

Under the Note after this conversion:

_________________________________________________

By:_________ Name:____________ Title: __________________ Date: ____________________

EXHIBIT B – TRANSFER AGENT IRREVOCABLE RESERVE LETTER